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                                   EXHIBIT 5.1


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                                                                     EXHIBIT 5.1

                  [Smith, Gambrell & Russell, LLP Letterhead]



      HELEN T. FERRARO
       (404) 264-2631
E-MAIL: tferraro@sgratl.com



                                January 21, 1997



Board of Directors
The Maxim Group, Inc.
210 TownPark Drive
Kennesaw, Georgia 30144

                 Re:      The Maxim Group, Inc.
                          Registration Statement on Form S-3
                          3,600,000 Shares of Common Stock

Gentlemen:

         We have acted as counsel for The Maxim Group, Inc. (the "Company") in connection with the proposed public offering of the shares of its Common Stock covered by the above-described Registration Statement.

         In connection therewith, we have examined the following:

         (1) The Certificate of Incorporation of the Company, certified by the Secretary of State of the State of Delaware;

         (2) The Bylaws of the Company, certified as complete and correct by the Secretary of the Company;

         (3) The minute book of the Company, certified as correct and complete by the Secretary of the Company; and

         (4) Certificate of Good Standing with respect to the Company, issued by the Delaware Secretary of State.

         (5) The Registration Statement on Form S-3 to be filed with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended (the "Registration Statement").
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Board of Directors
The Maxim Group, Inc.
January 21, 1997
Page 2


         Based upon such examination and upon examination of such other instruments and records as we have deemed necessary, we are of the opinion that:

         (A) The Company has been duly incorporated under the laws of the State of Delaware and is validly existing and in good standing under the laws of that state.

         (B) The 3,175,773 shares of Common Stock covered by the Registration Statement to be sold by the Company have been legally authorized and when issued in accordance with the terms described in said Registration Statement, will be validly issued, fully paid and nonassessable.

         (C) The 424,227 shares of Common Stock covered by the Registration Statement to be sold by the selling shareholders referenced therein have been legally authorized by the Company and when sold in accordance with the terms described in said Registration Statement, will be validly issued, fully paid and nonassessable.

         We consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to this firm under the caption "Legal Matters" in the Prospectus. In giving this consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, or the rules and regulations of the Securities and Exchange Commission thereunder.

                                        Sincerely,

                                        SMITH, GAMBRELL & RUSSELL, LLP

                                        /s/ Helen T. Ferraro

                                        Helen T. Ferraro

HTF:dlt